Exhibit 99.1

EXL REPORTS 2025 SECOND QUARTER RESULTS

2025 Second Quarter Revenue of $514.5 Million, up 14.7% year-over-year

Q2 Diluted EPS (GAAP) of $0.40, up 43.9% from $0.28 in Q2 of 2024

Q2 Adjusted Diluted EPS (Non-GAAP) (1) of $0.49, up 20.3% from $0.40 in Q2 of 2024

NEW YORK – July 29, 2025 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a global data and AI company, today announced its financial results for the quarter ended June 30, 2025.

Chairman and Chief Executive Officer Rohit Kapoor said, “I am pleased to report another strong quarter as we delivered revenue growth of 15% and increased our adjusted diluted EPS by 20%. Our sustained double-digit growth demonstrates the strength of our competitive position as a global data and AI company. EXL’s recognized leadership in embedding AI in the workflow is resonating strongly with our clients and fueling our growth.”

Chief Financial Officer Maurizio Nicolelli said, “While we remain prudent in our outlook, our strong momentum gives us confidence to raise our revenue and adjusted diluted EPS guidance for the year. We now expect revenue to be in the range of $2.050 billion to $2.070 billion, up from our prior guidance of $2.035 billion to $2.065 billion. This represents 12% to 13% year-over-year growth on both a reported and constant currency basis. We now expect our adjusted diluted earnings per share for 2025 to be in the range of $1.86 to $1.90, up from our prior guidance of $1.83 to $1.89, representing a 13% to 15% increase over 2024, as we continue to accelerate our data and AI investments to generate future growth.”

__________________________________________________________
(1)Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Second Quarter 2025

•Revenue for the quarter ended June 30, 2025, increased to $514.5 million compared to $448.4 million for the second quarter of 2024, an increase of 14.7% on a reported basis and 14.6% on a constant currency basis. Revenue increased by 2.7% sequentially on a reported basis and 2.2% on a constant currency basis, from the first quarter of 2025.

	Revenue			Gross Margin
	Three months ended			Three months ended
	June 30, 2025	June 30, 2024	March 31, 2025	June 30, 2025	June 30, 2024	March 31, 2025
Reportable Segments (1)
	(dollars in millions)
Insurance	$172.2	$158.5	$172.0	34.8%	34.0%	36.6%
Healthcare and Life Sciences	129.5	106.1	125.6	43.5%	43.4%	43.9%
Banking, Capital Markets and Diversified Industries	121.1	104.6	117.7	37.8%	37.6%	37.3%
International Growth Markets	91.7	79.2	85.7	35.1%	34.1%	36.6%
Total Revenue, net	$514.5	$448.4	$501.0	37.7%	37.1%	38.6%

(1) In the first quarter of 2025, the Company implemented operational and structural changes to accelerate the execution of its data and AI-led strategy. Under the new structure, beginning with the three months ended March 31, 2025, the Company reports its financial performance based on new segments presented in the table above. In conjunction with the new reporting structure, the Company has recast prior period amounts, wherever applicable, to conform to the way the Company internally manages and monitors segment performance.

•Operating income margin for the quarter ended June 30, 2025 was 15.8%, compared to 13.7% for the second quarter of 2024 and 15.7% for the first quarter of 2025. Adjusted operating income margin for the quarter ended June 30, 2025 was 19.6%, compared to 19.8% for the second quarter of 2024 and 20.1% for the first quarter of 2025.

•Diluted earnings per share for the quarter ended June 30, 2025 was $0.40, compared to $0.28 for the second quarter of 2024 and $0.40 for the first quarter of 2025. Adjusted diluted earnings per share for the quarter ended June 30, 2025 was $0.49, compared to $0.40 for the second quarter of 2024 and $0.48 for the first quarter of 2025.

Business Highlights: Second Quarter 2025
•Won 13 new clients in the second quarter of 2025
•Named a World Economic Forum (WEF) 2025 MINDS (Meaningful, Intelligent, Novel, Deployable Solutions) Winner for Code Harbor™, an AI-powered platform modernization solution. The award is part of the WEF AI Governance Alliance to identify AI applications that are delivering real impact at scale
•Named a Leader and Star Performer in the Everest Group Payment Integrity Solutions PEAK Matrix® Assessment 2025, based on EXL’s diverse, adaptable payment integrity solution engagement models, which are integrated with generative AI, natural language processing and machine learning as key drivers of their performance
•Recognized as a Microsoft Solutions Partner for Data and AI. This designation acknowledges EXL’s advanced capabilities in helping clients manage data across systems and build transformative analytics and AI solutions on Microsoft platforms
•Expanded partnership with Databricks to deploy a generative AI-enabled SAS to Databricks Data Intelligence Platform migration solution. Leveraging EXL’s Code Harbor™, the solution helps enterprises streamline their transition from SAS to Databricks to support enhanced cloud modernization initiatives
•Achieved the Amazon Web Services (AWS) Generative AI Competency within the AWS Partner Network. The designation recognizes EXL as a trusted AWS Partner with deep domain expertise and proven success in delivering generative AI solutions, positioning the company among a select group of organizations recommended by AWS to customers seeking advanced generative AI capabilities
•EXL entered into an accelerated share repurchase agreement on July 29 to repurchase $125 million of the company’s common stock as part of its current $500 million stock repurchase program
2025 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 86.0, U.K. pound sterling to U.S. dollar exchange rate of 1.35, U.S. dollar to the Philippine peso exchange rate of 56.5 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2025:

•Revenue of $2.050 billion to $2.070 billion, representing an increase of 12% to 13% on both a reported and constant currency basis from 2024.

•Adjusted diluted earnings per share of $1.86 to $1.90, representing an increase of 13% to 15% from 2024.

Conference Call

ExlService Holdings, Inc. will host a conference call on Wednesday, July 30, 2025, at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a global data and artificial intelligence ("AI") company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 61,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenues, net	$514,460	$448,366	$1,015,479	$884,873
Cost of revenues (1)	320,272	282,106	627,977	555,530
Gross profit (1)	194,188	166,260	387,502	329,343
Operating expenses:
General and administrative expenses	59,549	56,457	118,966	109,700
Selling and marketing expenses	39,446	35,444	81,371	71,414
Depreciation and amortization expense	14,055	12,910	27,612	25,256
Total operating expenses	113,050	104,811	227,949	206,370
Income from operations	81,138	61,449	159,553	122,973
Foreign exchange gain, net	2,211	36	3,403	395
Interest expense	(4,282)	(5,328)	(8,426)	(8,619)
Other income, net	5,671	3,550	10,374	7,502
Income before income tax expense and earnings from equity affiliates	84,738	59,707	164,904	122,251
Income tax expense	18,546	13,873	32,042	27,626
Income before earnings from equity affiliates	66,192	45,834	132,862	94,625
Loss from equity-method investment	(141)	(9)	(250)	(37)
Net income	$66,051	$45,825	$132,612	$94,588
Earnings per share:
Basic	$0.41	$0.28	$0.82	$0.58
Diluted	$0.40	$0.28	$0.81	$0.57
Weighted average number of shares used in computing earnings per share:
Basic	162,925,484	162,794,138	162,709,034	163,938,263
Diluted	164,193,258	163,961,754	164,376,498	165,344,304

(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	June 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$149,134	$153,355
Short-term investments	204,160	187,223
Restricted cash	11,503	9,972
Accounts receivable, net	345,470	304,322
Other current assets	148,049	140,317
Total current assets	858,316	795,189
Property and equipment, net	114,103	101,837
Operating lease right-of-use assets	73,083	68,784
Restricted cash	9,888	8,071
Deferred tax assets, net	117,208	104,747
Goodwill	420,573	420,387
Other intangible assets, net	42,825	49,331
Long-term investments	7,516	13,972
Other assets	64,991	56,085
Total assets	$1,708,503	$1,618,403
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,971	$5,884
Current portion of long-term borrowings	4,886	4,886
Deferred revenue	21,989	19,264
Accrued employee costs	99,535	129,994
Accrued expenses and other current liabilities	121,548	113,597
Current portion of operating lease liabilities	18,374	16,491
Total current liabilities	272,303	290,116
Long-term borrowings, less current portion	255,155	283,598
Operating lease liabilities, less current portion	62,402	59,851
Deferred tax liabilities, net	2,216	1,403
Other non-current liabilities	55,477	53,573
Total liabilities	647,553	688,541
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 207,810,635 shares issued and 161,829,331 shares outstanding as of June 30, 2025 and 206,510,587 shares issued and 161,801,212 shares outstanding as of December 31, 2024	207	206
Additional paid-in capital	625,984	588,583
Retained earnings	1,414,572	1,281,960
Accumulated other comprehensive loss	(134,434)	(154,722)
Total including shares held in treasury	1,906,329	1,716,027
Less: 45,981,304 shares as of June 30, 2025 and 44,709,375 shares as of December 31, 2024, held in treasury, at cost	(845,379)	(786,165)
Total stockholders’ equity	1,060,950	929,862
Total liabilities and stockholders’ equity	$1,708,503	$1,618,403

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for restructuring and litigation settlement matters, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

EXL’s primary exchange rate exposure is with the Indian rupee, the Philippine peso, the U.K. pound sterling and the South African rand. The average exchange rate of the U.S. dollar against the Indian rupee increased from 83.42 during the quarter ended June 30, 2024 to 85.27 during the quarter ended June 30, 2025, representing a depreciation of 2.2% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso decreased from 58.29 during the quarter ended June 30, 2024 to 55.97 during the quarter ended June 30, 2025, representing an appreciation of 4.0% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar increased from 1.26 during the quarter ended June 30, 2024 to 1.35 during the quarter ended June 30, 2025, representing an appreciation of 6.9% against the U.S. dollar. The average exchange rate of the U.S. dollar against the South African rand decreased from 18.53 during the quarter ended June 30, 2024 to 18.12 during the quarter ended June 30, 2025, representing an appreciation of 2.2% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2025 and June 30, 2024, and the three months ended March 31, 2025:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	June 30,		March 31,
	2025	2024	2025
Net income (GAAP)	$66,051	$45,825	$66,561
add: Income tax expense	18,546	13,873	13,496
add/(subtract): Foreign exchange gain, net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	(3,459)	1,751	(1,642)
Income from operations (GAAP)	$81,138	$61,449	$78,415
add: Stock-based compensation expense	16,392	18,095	19,187
add: Amortization of acquisition-related intangibles	3,277	3,077	3,246
add: Restructuring and litigation settlement costs (a)	—	6,174	—
Adjusted operating income (Non-GAAP)	$100,807	$88,795	$100,848
Adjusted operating income margin as a % of revenue (Non-GAAP)	19.6%	19.8%	20.1%
add: Depreciation on long-lived assets	10,778	9,833	10,311
Adjusted EBITDA (Non-GAAP)	$111,585	$98,628	$111,159
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.7%	22.0%	22.2%

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the three months ended June 30, 2024.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	June 30,		March 31,
	2025	2024	2025
Net income (GAAP)	$66,051	$45,825	$66,561
add: Stock-based compensation expense	16,392	18,095	19,187
add: Amortization of acquisition-related intangibles	3,277	3,077	3,246
add: Restructuring and litigation settlement costs (a)	—	6,174	—
subtract: Acquisition-related adjustments	(945)	—	—
subtract: Tax impact on stock-based compensation expense (b)	(4,211)	(4,619)	(9,105)
subtract: Tax impact on amortization of acquisition-related intangibles	(807)	(765)	(799)
subtract: Tax impact on restructuring and litigation settlement costs	—	(1,588)	—
Adjusted net income (Non-GAAP)	$79,757	$66,199	$79,090
Adjusted diluted earnings per share (Non-GAAP)	$0.49	$0.40	$0.48

(a) To exclude effects of employee severance costs and outplacement support costs of $4,762 and litigation settlement costs and associated legal fees of $1,412 during the three months ended June 30, 2024.
(b) Tax impact includes $203 and $18 during the three months ended June 30, 2025 and 2024 respectively, and $14,526 during the three months ended March 31, 2025, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com